EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT dated this 13th day of March, 1998, and effective as of the Effective Date (defined below), by and between Realty Information Group, Inc., a Delaware corporation (formerly known as "Realty
Information Group, Inc. (Delaware), Inc.") (the "Company"), Jamison Research Incorporated ("JRI") and Henry D. Jamison, IV (the "Executive").

                  In connection with the Company's acquisition of all the shares of JRI the Company desires to employ the Executive to devote full time to the business of the Company and or JRI, and the Executive desires to be so employed.

                  The parties agree as follows:

                  1. EMPLOYMENT. The Company agrees to employ the Executive, and the Executive agrees to be so employed, in the capacity of Vice President-Consulting Services and President of an entity likely to be named Jamison Reports ("JR") , located in Atlanta, Georgia. The Executive shall perform such functions and undertake such responsibilities as are assigned from time to time by the President of the Company or the Board of Directors. The Executive's employment shall be for a term of three years commencing on the Effective Date of this Agreement.

                  2. TERMINATION OF PRIOR EMPLOYMENT AGREEMENTS. The Company and the Executive agree that this agreement terminates and replaces any previous employment agreements between the Executive and JRI including any resolutions or oral understandings that might be construed to be a part of any such agreement, subject to agreement between the Company, JRI and the Executive concerning the settlement as Effective Date, of any amounts that may then be due and owing under and in accordance with any such agreements. Upon that settlement, all other agreements between the parties concerning employment are hereby terminated and of no further force and effect, all without cost or charge to JRI or the Company.

                  3. FULL TIME AND EFFORTS. Except as otherwise provided in this
Section 3, the Executive shall diligently and conscientiously devote his full time, exclusive attention and best efforts to his duties as the Company's Vice President-Consulting Services and President of JC. However, the Executive shall be entitled to devote a reasonable amount of time to service with religious, charitable and other non-profit organizations, to service on advisory boards and boards of directors of trade associations, and to such other business entities that do not compete with the business of the Company, to the extent that the cumulative burden of such service does not, in the reasonable view of the President of the Company, interfere with the Executive's primary responsibility to the Company. The Executive shall keep the President of the Company apprised of the fact and demands of each such activity.

                 4. COMPENSATION. Commencing as of the Effective Date of this Agreement, the Company shall pay the Executive base compensation for his services at an annual rate of one hundred thirty-five thousand dollars ($135,000) for the first full year. For the second and third years, the Company shall pay the Executive base compensation for his services at an annual rate of no less one hundred thirty-five thousand dollars ($135,000), and the President of the Company in consultation with the Compensation Committee of the Board of the company, will review the Executive's performance and determine any appropriate increases. This base compensation shall be paid in equal bi-weekly installments. In addition, the Executive shall be eligible to earn an annual performance bonus (the "Annual Bonus") of up to two hundred percent (200%) of his base salary pursuant to criteria negotiated with the President and approved by the the Compensation Committee of the Board of Directors of the Company. For the first year, the criteria for the Annual Bonus will be that set forth in Appendix A to this Agreement. The Annual Bonus, if any, shall be paid within 120 days of each anniversary of the Effective Date hereof.

                  5. BENEFITS. The Executive shall be entitled to participate in, and receive benefits from any insurance, medical, disability or pension plan of the Company, and to other perquisites which may be in effect at any time during the term hereof that are generally available to senior executive officers of the Company. Copies of the current version of those policies are attached as
Schedule 5 to this Agreement.

                  6. EXPENSE REIMBURSEMENT. The Company shall reimburse the Executive for all categories of reasonable and necessary expenses incurred in carrying out his duties under this Agreement that are reimbursed to any other Vice President of the Company. The Executive shall present to the Company from time to time an itemized account of such expenses in any form required by the Company. Such expenses shall be reimbursed within 30 days of submission of appropriate documentation.

                  7. TERMINATION WITHOUT CAUSE.

                    (a) BY THE COMPANY. After the second anniversary of the Effective Date of this Agreement, the Company may terminate this Agreement without cause upon sixty (60) days written notice, however in that event (i) all of the Executive's unvested options due to vest within the six months will vest and (ii) the Executive will continue to receive over the term of this agreement, as if he had not been terminated, all payments he would have received had he not been terminated (and a pro rata share of any bonus, which shall be based upon the number of days since the last anniversary, and the number remaining until the next anniversary, of the Effective Date hereof) as severance and as liquidated damages, subject to and in consideration of his execution of a complete and absolute release of the Company and its officers and directors from any and all further claims relating to his employment hereunder.

                    (b) BY THE EXECUTIVE. After the second anniversary of the Effective Date of this Agreement, the Executive may without cause terminate this Agreement, by giving one hundred twenty (120) days' written notice to the Company. In such event, at the sole discretion of the Company, the Executive shall continue to render all services and shall be paid the base compensation as provided by Section 4 up to the date of termination, but shall not receive any bonus payment thereafter nor shall any stock option that is not otherwise vested or nonforfeitable on the date of termination become vested or nonforfeitable on such date.

                  8.  TERMINATION  AFTER MERGER OR ACQUISITION.  In the event of the merger of the Company or the acquisition, directly or indirectly, of all or substantially all of the Company's assets or a controlling interest in the voting shares of the Company by an unaffiliated party (a AChange of Control"), the Executive may elect to treat that event as a termination without cause unless the new party extends to him a reasonable offer to: (a) be retained by the Company in an executive position of responsibility, authority and compensation comparable in material respects (including location) to the position of the Executive immediately prior to the Change of Control; (b) retain all rights accorded under this Agreement; and (c) be afforded all privileges accorded to other executives of the Company. If the Executive elects to be terminated pursuant to such a Change of Control, then on the date the termination becomes effective, any portion of any stock option awarded to the Executive pursuant to any stock option plan not already vested shall become fully vested.

                  9. TERMINATION FOR CAUSE. The Company may terminate this Agreement for cause at any time by notifying the Executive of such termination and the cause thereof; provided, however, that the only grounds constituting cause shall be: (a) the Executive's death, (b) the Executive's prolonged disability, (c) the Executive's gross negligence in the performance of his duties hereunder, intentional nonperformance or mis-performance of such duties, or refusal to abide by or comply with the reasonable and documented directives of the Board, his superior officers, or the Company's material policies and procedures, which actions continue for a period of at least ten (10) days after receipt by Executive of written notice of the need to cure or cease; (d) the Executive's willful dishonesty, fraud, or misconduct with respect to the business or affairs of the Company and that, in the judgment of the Company, materially and adversely affects the operations or reputation of the Company;
(e) the Executive's conviction of a felony involving moral turpitude; and (f) the Executive's abuse of alcohol or drugs (legal or illegal) that, in the Company's judgment, materially impairs the Executive's ability to perform his duties hereunder. In any such event, the Executive will forfeit all unvested options, all claims to bonuses not yet awarded and will be paid through the date of the termination.

                  10.  CONFIDENTIALITY, INVENTION AND NON-COMPETE AGREEMENT.

                      (a) During the term of this Agreement, and thereafter for the duration of the period, if any, that the Executive continues to be employed by the Company and/or any other entity owned by or affiliated with the Company or on an "at will" basis, and thereafter for the Non-Competition Period (defined below), the Executive shall not, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group, or other entity (each, a " Person"):

                         (i)  engage,  as  an  officer,  director,  shareholder,
owner, partner, member, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant, advisor, or sales representative, in any business selling any products or services in direct competition with the Company in any business selling any products or services in direct competition with Parent, in the United States, Canada, the United Kingdom, or other nations in which the Company is conducting or in which he was aware the Company had plans to conduct business within the twelve months following his termination (the "Territory"); provided, however, that the foregoing covenant shall not be deemed to prohibit the Executive from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter;

                         (ii) call upon any Person who is, at that time,  within
the Territory, an employee of the Company for the purpose or with the intent of enticing such employee away from or out of the employ of the Company;

                         (iii)  call  upon any  Person  who or that is,  at that
time, or has been, within one year prior to that time, a customer of the Company within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company within the Territory; or

                         (iv) on the  Executive's own behalf or on behalf of any
competitor, call upon any Person as a prospective acquisition candidate for an entity other than the Company or its affiliates who or that, during the Executive's employment by the Company was, to the Executive's knowledge, either called upon by the Company as a prospective acquisition candidate or was the subject of an acquisition analysis conducted by the Company. The Executive, to the extent lacking the knowledge described in the preceding sentence, shall immediately cease all contact with any prospective acquisition candidate upon being informed that the Company had called upon such candidate or made an acquisition analysis thereof.

               (b) The Executive acknowledges that during the course of his employment, he may develop and obtain access to trade secrets, proprietary software and other "confidential business information" of the Company, such as its software systems, sources of data, databases and other competitively sensitive information kept in confidence by the Company such as selling and pricing information and procedures, research methodologies, customer lists, business and marketing plans, and internal financial statements. The Executive agrees to not use or disclose any trade secrets, proprietary software or confidential business information to which he is exposed or has access in the course of his employment with the Company, even if elements of any of them may belong to third parties, during his employment and for so long afterwards as the Company seeks to maintain as confidential the proprietary software, trade secrets or confidential business information, whether or not the software, trade secrets and confidential business information are in written or tangible form, except as required and authorized during the performance of the Executive's duties for and with the Company. The Executive agrees that, given the nature of the Company's business and business plans twenty-four (24) months is a reasonable period during which disclosure of proprietary software, trade secrets or confidential information would be injurious to the Company; and that there will never come a time when disclosure of the Company's proprietary software would not be seriously injurious to the Company.

               (c) The Executive acknowledges that he has been employed by the Company during its critical developmental and roll-out stages and that leaving the employ of the Company to join any business competitor would seriously hamper the business of the Company. Accordingly, the Executive agrees that the Company shall be entitled to injunctive relief to prevent him from violating this
Section 10, in addition to all remedies permitted by law, to enforce the provisions of this Agreement. The Executive further acknowledges that his training, experience and technical skills are of such breadth that they can be employed to the Executive's advantage in other areas which are not in direct competition with the business of the Company on the date of termination of the Executive's employment and consequently the foregoing obligations will not unreasonably impair the Executive's ability to engage in business activity after the termination of the Executive's employment.

               (d) For purposes of this Section 10, the term "Company" shall mean the Company and each of its subsidiaries and predecessors in interest; and the term "Non-Competition Period" shall mean the period commencing on the Effective Date to and including the second anniversary of the date on which the Executive ceases to be employed by the Company (provided, however, that the Non-Competition Period, during which the agreements and covenants of the Executive made in this Section 10 shall be effective, shall be computed by excluding from such computation any time during which the Executive is in violation of any provision of this Section 10).

               (e) The covenants in this Section 10 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Section 10 relating to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, said time period or geographic area shall be deemed to be, and thereafter shall become, the maximum time period or largest geographic area that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

               (f) All of the covenants in this Section 10 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

      11. NOTICES. All notices required or permitted to be given under this Agreement shall be given by certified mail, return receipt requested, to the parties at the following addresses or to such other addresses as either may designate in writing to the other party.

                           If to the Company:

                                    Michael R. Klein
                                    Chairman of the Board
                                    Realty Information Group
                                    7475 Wisconsin Avenue
                                    Sixth Floor
                                    Bethesda, Maryland 20814
                                    Telefax: 301-718-2444

                           If to the Executive:

                                    Henry D. Jamison IV
                                    Suite 100
                                    1731 Commerce Drive
                                    Atlanta, Georgia 30318
                                    Telefax:  404-256-3486

                  12. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

                  13. AMENDMENTS. This Agreement may be amended only in writing, signed by both parties.

                  14. NON-WAIVER. A delay or failure by either party to exercise a right under this Agreement, or a partial or single exercise of that right, shall no constitute a waiver of that or any other right.

                  15. ARBITRATION. Any and all disputes hereunder not resolved amicably shall be resolved only through arbitration by a single member panel under the auspices and pursuant to the rules of the American Arbitration Association, or any mutually agreeable substitute. The arbitrator shall be empowered to permit limited discovery and allocate expenses between the prevailing and losing party as he or she deems appropriate.

                  16. BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns.

                  17. EFFECTIVENESS. This Agreement shall take effect automatically upon the consummation of that certain Agreement and Plan of Contribution, dated February 17, 1998, by and among the Company, the Executive, JRI, OLD RIG, Inc.(formerly known as "Realty

Information Group, Inc."), Realty Information Group, L.P. and Leslie Lees Jamison. The consummation of such agreement is referred to herein as the "Effective Date."

                  In witness whereof, Company has by its appropriate officers, signed and affixed its seal and the Executive has signed and sealed this Agreement.


REALTY INFORMATION GROUP, INC.                 HENRY D. JAMISON, IV

By:__________________________

                                               By:_________________________

Date:________________________

                                               Date:_______________________

JAMISON RESEARCH INCORPORATED

By:__________________________

Date:________________________